UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the implementation of the 2014 Outperformance Program described in Item 5.02 below, the Board of Trustees (the “Board”) of Kite Realty Group Trust (the “Company”) approved, and the Company, as general partner, entered into Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., dated as of July 28, 2014 (the “Partnership Agreement Amendment”).

Pursuant to the Partnership Agreement Amendment, a new class of limited partnership units in Kite Realty Group, L.P. (the “Operating Partnership”) were created called “LTIP Units.”  LTIP Units are a special class of limited partnership units in the Operating Partnership that are structured to qualify as “profits interests” for tax purposes, with the result that at issuance they have no capital account in the Operating Partnership.  Any LTIP Units issued by the Operating Partnership may be subjected to vesting requirements as determined by the Compensation Committee of the Board.

LTIP Units do not participate in quarterly per unit cash distributions until the date specified in the vesting agreement pursuant to which the LTIP Units are issued (the “Distribution Participation Date”).  Commencing on the Distribution Participation Date, LTIP Units receive the same quarterly per unit cash distributions as the other outstanding Class A Units in the Operating Partnership.  In addition, subject to certain limitations, as of the Distribution Participation Date for each vested LTIP Unit, the holder of such LTIP Unit receives a special cash distribution equal to the amount of cash distributions per unit that were paid on the Class A Units during the period from issuance of such LTIP Unit until the Distribution Participation Date for such LTIP Unit, multiplied by 10%.

Net income and net loss are allocated to LTIP Units from the date of issuance of the LTIP Units until the Distribution Participation Date for such LTIP Units in amounts per LTIP Unit equal to the amounts allocated per Class A Unit for the same period, multiplied by 10%.  Commencing on the Distribution Participation Date for the LTIP Units, net income and net loss are allocated to such LTIP Units in amounts per LTIP Unit equal to the amounts allocated per Class A Unit.

Initially, each LTIP Unit will have a capital account of zero, and, therefore, the holder of the LTIP Unit would receive nothing if the Operating Partnership were liquidated immediately after the LTIP Unit is awarded.  However, the Partnership Agreement Amendment requires that “book gain” or economic appreciation in the Company’s assets realized by the Operating Partnership, whether as a result of an actual asset sale or upon the revaluation of the Company’s assets, as permitted by applicable Treasury Regulations, be allocated first to the LTIP Units until the capital account per LTIP Unit is equal to the capital account per Class A Unit in the Operating Partnership. The applicable Treasury Regulations and the Partnership Agreement Amendment provide that assets of the Operating Partnership may be revalued upon specified events, including upon additional capital contributions by the Company or other partners of the Operating Partnership, upon a distribution by the Operating Partnership to a partner in redemption of partnership interests, upon the liquidation of the Operating Partnership or upon a later issuance of additional LTIP Units.  Upon equalization of the capital account of an LTIP Unit with the per unit capital account of the Class A Units (and full vesting of the LTIP Unit, if such unit is subject to vesting), the LTIP Unit will be convertible by the holder or by the Operating Partnership into one Class A Unit, subject to certain exceptions and adjustments, provided, however, in no event may a holder of vested LTIP Units convert a number of vested LTIP Units that exceeds (i) the capital account balance attributable to the LTIP Units, divided by (ii) the capital account balance attributable to Class A Units.  There is a risk that an LTIP Unit will never become convertible into one Class A Unit because of insufficient gain realization to equalize capital accounts, and, therefore, the value that a holder will realize for a given number of vested LTIP Units may be less than the value of an equal number of the Company’s common shares.

The foregoing summary of the terms and conditions of the Amendment to the Kite Realty Group, L.P. Partnership Agreement is qualified in its entirety by reference to the full text of Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., which is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on July 1, 2014, the Company completed the merger transactions contemplated by the Agreement and Plan of Merger by and among the Company, KRG Magellan, LLC (“Merger Sub”) and Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”), dated February 9, 2014, pursuant to which Inland Diversified merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company issued approximately 201.1 million common shares to former holders of common stock of Inland Diversified.  Based on the closing price of the Company’s common shares on June 30, 2014, as reported on the New York Stock Exchange, the aggregate value of the merger consideration paid or payable to former holders of Inland Diversified common stock was approximately $1.2 billion.

In connection with the Merger and in recognition of the transformational aspects of the Merger, the Compensation Committee of the Board undertook a comprehensive review of the Company’s executive compensation policies, with a view toward compensating the Company’s executive officers in a manner that recognizes the increase in the size of the Company and the new scale of its operations, and the resulting increase in responsibilities of the Company’s executive officers.

As a result of that review, on July 28, 2014 the Compensation Committee approved the following compensatory arrangements that affect the Company’s executive officers.

Base Salary Increases

The Compensation Committee approved base salary increases for John A. Kite, the Company’s Chief Executive Officer, Thomas K. McGowan, the Company’s President and Chief Operating Officer, and Daniel R. Sink, the Company’s Executive Vice President and Chief Financial Officer.  The increases, which are set forth below, were made effective as of July 1, 2014:

Executive Officer	Old Base Salary	New Base Salary

John A. Kite	$605,000	$700,000
Thomas K. McGowan	$400,000	$450,000
Daniel R. Sink	$357,000	$400,000

New Executive Employment Agreements

Previously, the Company entered into an employment agreement, dated August 16, 2004 and as subsequently amended, and a noncompetition agreement, dated as of August 16, 2004 (together, the “2004 Agreements”), with each of John A. Kite, Thomas K. McGowan, and Daniel R. Sink (each, an “Executive”).  On July 28, 2014, the Company entered into a new employment agreement, effective as of July 1, 2014 (each, an “Employment Agreement,” and together, the “Employment Agreements”), with each Executive that supersedes the 2004 Agreements.  Pursuant to these Employment Agreements, Mr. Kite will continue his employment as the Company’s Chief Executive Officer; Mr. McGowan will continue his employment as the Company’s President and Chief Operating Officer; and Mr. Sink will continue his employment as the Company’s Executive Vice President and Chief Financial Officer.

The term of each Employment Agreement is three years from July 1, 2014, with automatic one-year renewals each July 1st thereafter unless the Board or the Executive elects not to extend the term of the Employment Agreement by providing the other party with 90 days’ written notice.  Mr. Kite’s base salary is set at $700,000; Mr. McGowan’s base salary is set at $450,000; and Mr. Sink’s base salary is set at $400,000.  Each Executive’s base salary may be increased but not decreased by the Board during the term of the Employment Agreement. In addition, each Executive is entitled to participate in the Company’s annual cash incentive program. Mr. Kite’s annual cash incentive target is at least 125% of his annual base salary then in effect, and both Mr. McGowan’s and Mr. Sink’s annual cash incentive target is at least 75% of such Executive’s annual base salary then in effect. The Employment Agreement also provides that the Executive is entitled to participate in the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) and any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans, and similar benefits commensurate with the benefits that the Company provides to its senior executives generally.

If the Executive is terminated by the Company without “cause” (including the Company’s election not to extend the term of the Employment Agreement but not on account of “disability”) or resigns for “good reason” (each as defined in the Employment Agreement), he will be entitled to (i) a lump sum severance payment equal to his “severance multiple” (which for Mr. Kite and Mr. McGowan is three and for Mr. Sink is two), multiplied by the sum of his base salary then in effect and the average annual incentive compensation actually paid to the Executive with respect to the prior three fiscal years, (ii) a lump sum severance payment equal to his pro rata annual incentive compensation for the year of termination, subject to the performance criteria having been met for that year unless termination occurs in the year of a “change in control” (as defined in the Employment Agreement), (iii) continued medical, prescription and dental benefits to the Executive and/or the Executive’s family for 18 months after the Executive’s termination date, (iv) full and immediate vesting of his equity awards that are subject only to time-vesting based on service, and (v) pro-rata vesting of his performance-based equity awards if the performance objectives are achieved at the end of the performance period, except that if the termination of employment occurs during an outstanding performance period in which a change in control occurred, there shall be full and immediate vesting of his performance-based equity awards as of his termination date at the greater of (A) the target level on his termination date or (B) actual performance as of his termination date.

Under the 2004 Agreements, the definition of “good reason” itself included a “change in control” and would have permitted the Executive to resign following a change in control and to receive severance payments and benefits.  Under the Employment Agreements, the definition of “good reason” no longer includes a “change in control,” and thus in all events resignations result in severance payments and benefits only in situations that are construed to constitute a constructive termination of employment.

In contrast to the 2004 Agreements, which did not require a waiver and release of claims, the Executive’s right to the severance payments and benefits under the Employment Agreement is conditioned on his execution of a waiver and release agreement in favor of the Company, if the Company so requests, no later than five days following the termination date.

Under the 2004 Agreements, the Executive would have been entitled to a gross-up payment equal to the sum of the excise taxes paid by the Executive and the amount necessary to put the Executive in the same after-tax position as if no excise taxes had been imposed with respect to payments under the 2004 Agreements which, in connection with a change in control, were determined to be excess parachute payments.  In contrast, the Employment Agreement eliminates such gross-up payment provision in favor of a cap, if the cap would place the Executive in a better after-tax position.

Upon the Executive’s termination of employment due to death or “disability” (as defined in the Employment Agreement), the Executive (or, in the case of the Executive’s death, the Executive’s beneficiary or estate) will be entitled to (i) the amount of the Executive’s compensation accrued as of the termination date, (ii) a lump sum payment equal to his pro rata annual incentive compensation target for the year of termination, (iii) continued medical, prescription and dental benefits to the Executive and/or the Executive’s family for 18 months after the Executive’s termination date, and (iv) full and immediate vesting of his equity awards, other than any performance-based equity award that is designated as an outperformance award and that specifically supersedes the vesting provision of the Employment Agreement.

The Employment Agreement contains confidentiality, non-competition, non-solicitation and non-disparagement restrictions during the term of the Employment Agreement and for certain specified periods thereafter.  While the non-competition restricted period under the 2004 Agreements for both Mr. Kite and Mr. McGowan was one year after such Executive’s termination of employment, the non-competition restricted period under the Employment Agreements for Mr. Kite and Mr. McGowan is now 18 months after such Executive’s termination of employment.

The foregoing summary of the terms and conditions of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4.

Outperformance Plan

The Compensation Committee adopted the 2014 Outperformance Program (the “OPP”) under the 2013 Plan and subject to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended.  The purpose of the OPP is to further align the interests of the Company’s shareholders and management by encouraging the Company’s senior officers and other key employees to “outperform” and to create shareholder value.

Under the OPP, participants will share in a cash-denominated “bonus pool” based upon the Company’s absolute and relative total shareholder return (“TSR”) over the measurement period beginning on July 1, 2014 and ending on the earlier to occur of June 30, 2017 or the date on which the Company experiences a “corporate transaction” (as defined in the 2013 Plan).  The bonus pool may not exceed $7.5 million and will be determined at the end of the measurement period as the sum of: (i) 3% of the amount by which the Company’s TSR during the measurement period exceeds a 9% simple annual TSR, or 27% over the three-year measurement period (the absolute TSR component); plus (ii) 3% of the amount by which the Company’s TSR performance exceeds that of the SNL Equity REIT Index (on a percentage basis) over the measurement period (the relative TSR component), except that the relative TSR component will be reduced on a linear basis from 100% to 0% for absolute TSR performance ranging from 7% to 0% simple annual TSR over the measurement period. In addition, the relative TSR component may be a negative value equal to 3% of the amount by which the Company underperforms the SNL Equity REIT Index by more than 300 basis points per year during the measurement period (if any). Each participant’s award under the OPP will be designated as a specified percentage of the bonus pool.

Individual awards under the OPP will be made in the form of LTIP Units in the Operating Partnership that, subject to vesting and the satisfaction of other conditions, are exchangeable for a per unit value equal to the then trading price of one share of the Company’s common shares.  While the LTIP Units under the OPP will be granted prior to the determination of the bonus pool, they will only vest upon satisfaction of the performance and time vesting thresholds under the OPP.  Additional information regarding the distributions, the allocations with respect to, and the redemption and conversion rights of, LTIP Units is provided in Item 1.01 above, which description is incorporated herein by reference.

Each LTIP Unit holder may become eligible to vest in a maximum number of LTIP Units (the “realizable LTIP Units”) equal to their specified percentage of the cash-denominated bonus pool, divided by the per share value of the Company’s common shares at the end of the measurement period.  Under the OPP, the per share value of the Company’s common shares will be the highest 20-trading-day average market closing price per share over the 90-day period ending on the last day of the measurement period.  If the LTIP Unit holder is employed by the Company at the end of the measurement period, one-third of the realizable LTIP Units will vest.  An additional one-third of the realizable LTIP Units will vest on both the one-year anniversary and two-year anniversary of the end of the measurement period, in each case, if the holder is employed by the Company on such date.

If an LTIP Unit holder’s employment is terminated without “cause,” for “good reason,” or due to the holder’s death, “disability” or “retirement” during the measurement period (as each term is defined in the OPP or the 2013 Plan, each such termination referred to as a qualifying termination), such holder will vest at the end of the measurement period in a pro-rated number of realizable LTIP Units, determined by reference to the holder’s period of employment during the measurement period. If the Company experiences a corporate transaction (as defined in the 2013 Plan) or an LTIP Unit holder experiences a qualifying termination of employment, in either case, after June 30, 2017, any unvested realizable LTIP units that remain outstanding will accelerate and vest in full upon such event.

Upon adoption of the OPP, the Compensation Committee granted John A. Kite, Thomas A. McGowan and Daniel R. Sink, each of whom is a named executive officer, the following LTIP Units and bonus pool percentage interests:

Holder	Number of LTIP Units (#)	Bonus Pool Interest (%)
John A. Kite	467,500	34.0%
Thomas A. McGowan	213,125	15.5%
Daniel R. Sink	144,375	10.5%

The foregoing description of terms of the 2014 Outperformance Program is qualified in its entirety by reference to the text of the 2014 Outperformance LTIP Unit Award Agreement, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Transaction Awards

As previously disclosed in a Current Report on Form 8-K filed on July 8, 2014, in connection with the closing of the Merger and in anticipation of entering into new employment agreements with the Company’s executive officers, the Committee awarded the Company’s executive officers and certain other employees of the Company a special one-time award of cash and restricted shares of the Company. In the aggregate, the Committee made awards of approximately $1.1 million in cash and granted 1,175,075 restricted common shares of the Company to such executive officers and employees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P.
10.2	Executive Employment Agreement, dated as of July 28, 2014, by and between the Company and

John A. Kite.
10.3	Executive Employment Agreement, dated as of July 28, 2014, by and between the Company and Thomas K. McGowan.
10.4	Executive Employment Agreement, dated as of July 28, 2014, by and between the Company and Daniel R. Sink.
10.5	Form of 2014 Outperformance LTIP Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

July 29, 2014	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P.
10.2	Executive Employment Agreement, dated as of July 28, 2014, by and between the Company and John A. Kite.
10.3	Executive Employment Agreement, dated as of July 28, 2014, by and between the Company and Thomas K. McGowan.
10.4	Executive Employment Agreement, dated as of July 28, 2014, by and between the Company and Daniel R. Sink.
10.5	Form of 2014 Outperformance LTIP Unit Award Agreement.